Exhibit 8.1

RINKER GROUP LIMITED AND ITS CONTROLLED ENTITIES

PARTICULARS RELATING TO CONSOLIDATED ENTITIES

		% RINKER GROUP
	COUNTRY OF	OWNERSHIP
MARCH 31, 2006	INCORPORATION	2006	2005

PARENT ENTITY
Rinker Group Limited

CONSOLIDATED ENTITIES
ALC Las Vegas Mining Claims, LLC	USA	100	100
American Limestone West, LLC	USA	100	100
ARC Management Company, Inc.	USA	100	100
ARC Materials Corporation	USA	100	100
Ave Maria Rinker Materials, LLC (d)	USA	51	—
ACN 065 064 502 Pty Ltd. (a)	Australia	100	100
Bettaform Constructions Pty Ltd	Australia	100	100
Birchtown Holdings, Inc. (d)	Canada	100	—
Broadway & Frame Premix Concrete Pty Ltd	Australia	100	100
Excel Concrete (NSW) Pty Ltd	Australia	100	100
Excel Concrete Pty Ltd	Australia	100	100
FCS Las Vegas Mining Claims, LLC (e)	USA	—	100
Florida Crushed Stone Company	USA	100	100
Fort Calhoun Stone Company	USA	100	100
Guernsey Stone Company	USA	100	100
HBM Land, LLC (a)	USA	100	100
Hydro Conduit Corporation	USA	100	100
Hydro Conduit Management Company, Inc.	USA	100	100
Hydro Conduit of Texas, LP	USA	100	100
Hydro Investments, Inc.	USA	100	100
KMC Las Vegas Mining Claims, LLC (e)	USA	—	100
Loven, Inc.	USA	100	100
LV Western Mining Claims, LLC	USA	100	100
Marana Golf Inc.	USA	100	100
Mili, L.L.C.	USA	100	100
Minicon Pty Ltd	Australia	100	100
New Cambria Group, Inc. (d)	Canada	100	—
Northwest Materials Holding Company	USA	100	100
Oxi Golf, LLC (b)	USA	50	50
Oxi, L.L.C.	USA	100	100
Pacific Rock Products Trucking, L.L.C.	USA	100	100
Pacific Rock Products, L.L.C.	USA	100	100
Port Roseway Marine, Inc. (d)	Canada	100	—
Quality Ready Mix, Inc. (b)	USA	50	50
Readymix Cement Pty Ltd	Australia	100	100
Readymix Emoleum Services Pty Ltd (c)	Australia	—	100
Readymix Materials Holdings, LLC (d)	USA	100	—
Readymix Properties Pty Ltd	Australia	100	100
Readymix Roads Group Pty Ltd (c)	Australia	—	100
Rinker Australia Pty Limited (a)	Australia	100	100
Rinker Group Share Plan Pty Ltd	Australia	100	100
Rinker Jamaica Ltd.	Jamaica	100	100
Rinker Materials AM Holdings, LLC (d)	USA	100	—
Rinker Materials (Qingdao) Co Ltd	China	100	100
Rinker Materials (Tianjin) Co Ltd	China	100	100
Rinker Management Company, Inc.	USA	100	100
Rinker Materials Caribbean, LLC	USA	100	100
Rinker Materials Corporation	USA	100	100
Rinker Materials Leasing L.L.C.	USA	100	100
Rinker Materials Nevada, Inc.	USA	100	100
Rinker Materials of Florida, Inc.	USA	100	100
Rinker Materials South Central, Inc.	USA	100	100
Rinker Materials Steel Framing, Inc.	USA	100	100
Rinker Materials West, LLC	USA	100	100
Rinker Materials Western, Inc.	USA	100	100
Rinker Modular Systems, LLC	USA	100	100
Rinker Offshore Aggregates (Canada) Pty. Ltd (d)	Australia	100	—
Rinker Offshore Aggregates (Holdings) Pty. Ltd (d)	Australia	100	—
Rinker St. Lucia Ltd.	St Lucia	100	100
RMF Las Vegas Mining Claims, LLC (e)	USA	—	100
SKCOR, LLC	USA	100	100
Solano Concrete Company, Inc.	USA	100	100
Steel Construction Systems	USA	55	55
Tanner Companies (Yuma) Inc.	USA	100	100
Twin Mountain Rock Company	USA	100	100
Twin Mountain Rock Venture	USA	51	51
United Metro Materials Inc.	USA	100	100
Western Equipment Company	USA	100	100
Wilson Concrete Company	USA	100	100
WPB Las Vegas Mining Claims, LLC (e)	USA	—	100

(a)  Legal name of controlled entity changed during the year

(b)  50% owned entity controlled as Rinker group exerts management control over entity

(c)  Controlled entity disposed during the year

(d)  Controlled entity formed during the year

(e)  Controlled entity merged into American Limestone West, LLC during the year